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                                                                     EXHIBIT 23b
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Atrion Corporation's Agreements for Nonqualified Stock Options for Clinical Advisors of our report dated February 16, 2001, with respect to the financial statements of Atrion Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 15, 2001